UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Item 5.02: December 7, 2007; Item 8.01: November 29, 2007

SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	File No. 001-13251 (Commission File Number)	52-2013874 (IRS Employer Identification Number)

12061 Bluemont Way, Reston, Virginia (Address of principal executive offices)	20190 (zip code)

Registrant’s telephone number, including area code: (703) 810-3000

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2007, SLM Corporation (the“Company”) announced that Kevin F. Moehn, executive vice president, sales and originations, and June M. McCormack, executive vice president, servicing, technology and sales marketing, will be leaving the Company. The Company is negotiating separation agreements with Mr. Moehn and Ms. McCormack.

Item 8.01 – Other Events.

     The Company has reduced the strike and trigger prices with its counterparties on equity forward contracts. As a result of these transactions, the Company’s aggregate position on equity forward contracts is 48.2 million shares at an average strike price of $43.93, with trigger prices ranging from $26.00 to $19.58.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION By: /s/ Michael E. Sheehan

Name: Michael E. Sheehan Title: Senior Vice President and Deputy General Counsel

Dated: December 12, 2007